UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): February 15, 2011

eCrypt Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	000-1449574	32-0201472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Table Mesa Drive Boulder, Colorado 80305
(Address of principal executive offices)

Registrant’s telephone number, including area code:  1.866.241.6868

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Director

On February 15, 2011, the Board of Directors (the “Board”) of eCrypt Technologies, Inc., a Colorado corporation (the “Registrant”), appointed the following individual to serve as a director of the Registrant: Jay M. Cohen.  The appointment was made to fill a vacancy which occurred as a result of an expansion of the Board.

Jay M. Cohen. Jay M. Cohen is a native of New York. Mr. Cohen was commissioned in 1968 upon graduation from the United States Naval Academy. He holds a joint Ocean Engineering degree from Massachusetts Institute of Technology and Woods Hole Oceanographic Institution and Master of Science in Marine Engineering and Naval Architecture from MIT.  Mr. Cohen’s early Navy assignments included service on conventional and nuclear submarines. From 1985 to 1988 Cohen commanded USS HYMAN G. RICKOVER (SSN 709).  Following command, he served on the U.S. Atlantic Fleet as a senior member of the Nuclear Propulsion Examining Board, responsible for certifying the safe operation of nuclear powered ships and crews.  From 1991 to 1993, Mr. Cohen commanded the submarine tender USS L.Y. SPEAR (AS 36) including a deployment to the Persian Gulf in support of Operation DESERT STORM. After Spear, he reported to the Secretary of the Navy as Deputy Chief of Navy Legislative Affairs. During this assignment, Mr. Cohen was responsible for supervising all Navy Congressional liaison.

Mr. Cohen was promoted to the rank of Rear Admiral in October 1997 and reported to the Joint Staff as Deputy Director for Operations responsible to the President and Department of Defense leaders for strategic weapons release authority.  In June 1999, he assumed duties as Director Navy Y2K Project Office responsible for transitioning all Navy computer systems into the new century.  In June 2000, Mr. Cohen was promoted in rank and became the 20th Chief of Naval Research. He served during war as the Department of the Navy Chief Technology for the Navy and Marine Corps Science and Technology (S&T) Program (involving basic research to applied technology portfolios and contracting), Mr. Cohen coordinated investments with other U.S. and international S&T providers to rapidly meet war fighter combat needs. After a half year assignment as Chief of Naval Research, Rear Admiral Cohen retired from the Navy on February 1, 2006.

Unanimously confirmed by the US Senate, Mr. Cohen was sworn in as Under Secretary for Science & Technology at the Department of Homeland Security on August 10, 2006. Mr. Cohen resigned from his position as Under Secretary for Science & Technology at the Department of Homeland Security on January 20, 2009.  Since leaving government, Rear Admiral Cohen is now a principal in The Chertoff Group, and the CEO of JayMCohen LLC, which is an independent consultant for science and technology in support of domestic and international defense, homeland security and energy issues and solutions.

In conjunction with the Registrant’s appointment of Mr. Cohen, the Registrant entered into a Director Agreement and a Restricted Shares Agreement which is Exhibit A to the Director Agreement, pursuant to which the Registrant granted Mr. Cohen 150,000 shares of restricted common stock of the Registrant.  The foregoing description of the Director Agreement and Restricted Shares Agreement is qualified in its entirety by reference to the Director Agreement and Restricted Shares Agreement which are attached hereto as Exhibit 10.8 and are hereby incorporated by reference.

Aside from the foregoing, there were no transactions during the last two years, or proposed transactions, to which the Company was or is to be a party, in which the new director had or is to have a direct or indirect material interest.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.8	Director Agreement and Restricted Shares Agreement dated February 15, 2011 by and between eCrypt Technologies, Inc. and Jay M. Cohen.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECRYPT TECHNOLOGIES, INC.

Date: February 15, 2011

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By:  /S/ Brad Lever

Brad Lever, Chief Executive Officer

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